Innovus Pharmaceuticals Completes Asset Purchase of Ex-U.S. Rights to CIRCUMserum™

LA JOLLA, Calif., April 22, 2013 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) www.innovuspharma.com (OTC: BB: INNV) today announced that it has completed the acquisition of the global ex- U.S. rights to the proprietary U.S. marketed skin cream, CIRCUMserum™ from Centric Research Institute ("CRI") for over $7.5 million in upfront, milestones and sales royalty payments.

The skin cream, CIRCUMserum™, is a patent-pending new formulation of essential natural ingredients. The cream moisturizes the head of the penis, making the skin softer and more sensitive. In a use study by urologists in the U.S. after the product was launched in 2012, 80% of regular users reported heightened sensations and greater sexual satisfaction.

CIRCUMserum™ is designed to be applied once or twice a day to the head (or glans) of the penis, using the included handheld dispenser. The product is currently marketed in the U.S. by CRI. For more information on CIRCUMserum™, go to http://www.circumserum.com.

“We are excited with the completion of the acquisition and now we can start focusing on commercializing the product in the territories we acquired. This is the first of three products in the sexual dysfunction area that the Company intends to commercialize,” said Dr. Bassam Damaj, President & CEO of Innovus Pharma. “Our second product will be aimed at premature ejaculation, a medical condition that affects millions on a worldwide basis, and our third product will be directed towards the female sexual dysfunction area,” continued Dr. Damaj.

About Innovus Pharma

Innovus Pharma, headquartered in San Diego, CA, is an emerging pharmaceutical company that delivers innovative and uniquely presented and packaged healthcare solutions through both prescription medicines and consumer and health products.

Innovus Pharma develops, in-licenses, acquires and markets proprietary respiratory, dermatology and autoimmune pharmaceutical products intended for better patient compliance and results. The Company is building a robust pipeline with a wide range of approved products, including arthritis pain relief product, APEAZ™, and CIRCUMserum™ for male sexual sensitivity, as well as product candidates across each phase of development, such as its VAP-1 program for psoriasis and dermatitis.

For more information, go to: www.innovuspharma.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters described in this release for a variety of reasons, many of which are outside the control of Innovus Pharma. These risks and uncertainties include, but are not limited to Innovus Pharma's ability to negotiate the definitive agreements for the acquisition of the line of prescription products in dermatitis on terms and conditions satisfactory to it, Innovus Pharma's ability to raise sufficient capital to fund its operations and growth strategy in the long term, Innovus Pharma's ability to achieve its development, regulatory, commercialization and financial goals for its existing products, its ability to acquire additional products, and its ability to achieve development, regulatory, commercialization and financial goals for such additional products. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K and other filings made with the SEC. Copies of these reports are available from the SEC's website or the "Investors" section of Innovus Pharma's website at innovuspharma.com.

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Innovus Pharma Contact:

Kevin Holmes

Chesapeake Group

info@chesapeakegp.com

T: 410-825-3930